Exhibit 99.1

Globus Medical Reports Third Quarter 2017 Results

AUDUBON, PA, November 8, 2017: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the third quarter ended September 30, 2017.

•	Worldwide sales were $151.7 million, an increase of 11.9% as reported, and 11.8% in constant currency

•	Third quarter net income was $25.6 million, or 16.9% of sales

•	Diluted earnings per share (EPS) were $0.26

•	Non-GAAP diluted EPS were $0.30

•	Non-GAAP adjusted EBITDA was 35.2% of sales

"We are very pleased with our third quarter performance. We saw further acceleration in our U.S. spinal implant business, continued growth in the Japan market, and industry leading profitability, even as we invested heavily in Emerging Technologies," said Dave Demski, CEO.

“As previously announced, we received FDA clearance during the quarter for the ExcelsiusGPS™ robotic and navigation system.  While still in the early stages of our commercial launch of this game-changing technology, we are thrilled about the unprecedented level of interest we have received so far from surgeons and hospital systems.”

Third quarter sales in the U.S. increased by 4.5% compared to the third quarter of 2016. International sales increased by 70.1% over the third quarter of 2016 on an as reported basis and 69.7% on a constant currency basis due to the Alphatec acquisition included in the third quarter of 2017.

Third quarter GAAP net income was $25.6 million, a decrease of 2.4% over the same period last year. Diluted EPS for the third quarter was $0.26, as compared to $0.27 for the third quarter 2016. Non-GAAP diluted EPS for the third quarter was $0.30, compared to $0.29 in the third quarter of 2016.

The company generated net cash provided by operating activities of $35.3 million and non-GAAP free cash flow of $22.0 million in the third quarter. Cash, cash equivalents and marketable securities ended the quarter at $396.5 million. The company remains debt free.

2017 Annual Guidance
The company reaffirms guidance for full year 2017 sales of $625 million and non-GAAP fully diluted earnings per share of $1.27.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2017 third quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Wednesday, November 15, 2017. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 669-8937.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provision for litigation, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition- related professional fees.

In addition, for the period ended September 30, 2017 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs and the tax effects of such adjustments. The tax impact of these non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs, and the tax effects of such adjustments, which we believe are not reflective of underlying business trends. Additionally, for the periods ended September 30, 2017 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall liquidity for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP within the meaning of Item 10(e) of Regulation S-K. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Sales	$151,744	$135,651	$459,943	$412,404
Cost of goods sold	36,798	31,453	109,597	95,703
Gross profit	114,946	104,198	350,346	316,701

Operating expenses:
Research and development	10,887	10,265	32,266	30,889
Selling, general and administrative	63,362	54,207	194,859	161,317
Provision for litigation	2,537	—	2,780	3,056
Amortization of intangibles	2,080	884	5,671	1,673
Acquisition related costs	285	1,192	1,290	1,347
Total operating expenses	79,151	66,548	236,866	198,282

Operating income	35,795	37,650	113,480	118,419
Other income, net	1,562	1,205	5,848	2,383
Income before income taxes	37,357	38,855	119,328	120,802
Income tax provision	11,766	12,628	36,356	40,759

Net income	$25,591	$26,227	$82,972	$80,043

Earnings per share:
Basic	$0.27	$0.27	$0.86	$0.84
Diluted	$0.26	$0.27	$0.85	$0.83
Weighted average shares outstanding:
Basic	96,318	95,739	96,160	95,575
Diluted	97,849	96,492	97,607	96,404

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2017	December 31, 2016

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$154,855	$132,639
Restricted cash	—	477
Short-term marketable securities	182,804	157,673
Accounts receivable, net of allowances of $3,725 and $2,771, respectively	94,484	91,983
Inventories	111,462	112,692
Prepaid expenses and other current assets	9,430	14,502
Income taxes receivable	10,527	3,800
Total current assets	563,562	513,766
Property and equipment, net of accumulated depreciation of $191,386 and $166,711, respectively	134,214	124,229
Long-term marketable securities	58,884	60,444
Note receivable	29,167	30,000
Intangible assets, net	87,653	61,706
Goodwill	119,273	105,926
Other assets	8,280	928
Deferred income taxes	36,127	30,638
Total assets	$1,037,160	$927,637

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,553	$17,472
Accrued expenses	46,609	46,401
Income taxes payable	2,023	1,911
Business acquisition liabilities	9,742	14,108
Total current liabilities	74,927	79,892
Business acquisition liabilities, net of current portion	10,778	5,972
Deferred income taxes	14,405	7,876
Other liabilities	1,786	1,819
Total liabilities	101,896	95,559

Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 96,367 and 95,930 shares at September 30, 2017 and December 31, 2016, respectively	96	96
Additional paid-in capital	229,475	211,725
Accumulated other comprehensive loss	(6,178)	(8,642)
Retained earnings	711,871	628,899
Total equity	935,264	832,078
Total liabilities and equity	$1,037,160	$927,637

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$82,972	$80,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,773	21,536
Amortization of premium on marketable securities	2,258	3,067
Write-down for excess and obsolete inventories	8,158	6,919
Stock-based compensation expense	10,659	8,437
Allowance for doubtful accounts	1,135	320
Change in fair value of business acquisition liabilities	1,011	—
Change in deferred income taxes	815	(1,356)
(Increase)/decrease in:
Restricted cash	477	25,642
Accounts receivable	(2,200)	3,111
Inventories	(6,956)	(6,609)
Prepaid expenses and other assets	(974)	7,332
Increase/(decrease) in:
Accounts payable	(344)	(3,426)
Accrued expenses and other liabilities	(9,377)	(30,178)
Income taxes payable/receivable	(6,709)	6,643
Net cash provided by operating activities	114,698	121,481

Cash flows from investing activities:
Purchases of marketable securities	(203,609)	(223,623)
Maturities of marketable securities	166,453	211,138
Sales of marketable securities	11,566	47,109
Purchases of property and equipment	(37,878)	(26,701)
Issuance of note receivable	—	(25,000)
Acquisition of businesses, net of cash acquired	(31,501)	(76,068)
Net cash used in investing activities	(94,969)	(93,145)

Cash flows from financing activities:
Payment of business acquisition liabilities	(5,234)	(400)
Proceeds from exercise of stock options	6,943	4,428
Net cash provided by financing activities	1,709	4,028

Effect of foreign exchange rate on cash	778	(2,324)

Net increase in cash and cash equivalents	22,216	30,040
Cash and cash equivalents, beginning of period	132,639	60,152
Cash and cash equivalents, end of period	$154,855	$90,192

Supplemental disclosures of cash flow information:
Interest paid	34	23
Income taxes paid	$49,008	$37,009

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
United States	$125,933	$120,473	$381,870	$372,749
International	25,811	15,178	78,073	39,655
Total sales	$151,744	$135,651	$459,943	$412,404

Sales by Product Category:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Innovative Fusion	$80,202	$68,498	$241,940	$207,985
Disruptive Technology	71,542	67,153	218,003	204,419
Total sales	$151,744	$135,651	$459,943	$412,404
Liquidity and Capital Resources:

(Unaudited)	September 30, 2017	December 31, 2016
(In thousands)
Cash and cash equivalents	$154,855	$132,639
Short-term marketable securities	182,804	157,673
Long-term marketable securities	58,884	60,444
Total cash, cash equivalents and marketable securities	$396,543	$350,756

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$488,635	$433,874
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$25,591	$26,227	$82,972	$80,043
Interest income, net	(1,738)	(795)	(4,746)	(1,893)
Provision for income taxes	11,766	12,628	36,356	40,759
Depreciation and amortization	10,838	7,838	33,773	21,536
EBITDA	46,457	45,898	148,355	140,445
Provision for litigation	2,537	—	2,780	3,056
Stock-based compensation expense	3,596	2,747	10,659	8,437
Acquisition related costs	784	1,496	2,838	1,651
Adjusted EBITDA	$53,374	$50,141	$164,632	$153,589

Net income as a percentage of sales	16.9%	19.3%	18.0%	19.4%
Adjusted EBITDA as a percentage of sales	35.2%	37.0%	35.8%	37.2%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$25,591	$26,227	$82,972	$80,043
Provision for litigation	2,537	—	2,780	3,056
Amortization of intangibles	2,080	884	5,671	1,673
Acquisition related costs	784	1,496	2,838	1,651
Tax effect of adjusting items	(1,677)	(776)	(3,443)	(2,112)
Non-GAAP net income	$29,315	$27,831	$90,818	$84,311
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Diluted earnings per share, as reported	$0.26	$0.27	$0.85	$0.83
Provision for litigation	0.03	—	0.03	0.03
Amortization of intangibles	0.02	0.01	0.06	0.02
Acquisition related costs	0.01	0.02	0.03	0.02
Tax effect of adjusting items	(0.02)	(0.01)	(0.04)	(0.02)
Non-GAAP diluted earnings per share*	$0.30	$0.29	$0.93	$0.87
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net cash provided by operating activities	$35,273	$42,654	$114,698	$121,481
Adjustment for impact of restricted cash	(478)	(10,758)	(477)	(25,642)
Purchases of property and equipment	(12,817)	(6,559)	(37,878)	(26,701)
Non-GAAP free cash flow	$21,978	$25,337	$76,343	$69,138
Non-GAAP Constant Currency Sales Growth Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2017	September 30, 2016
United States	$125,933	$120,473	4.5%	—	4.5%
International	25,811	15,178	70.1%	$47	69.7%
Total sales	$151,744	$135,651	11.9%	$47	11.8%

(Unaudited)	Nine Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2017	September 30, 2016
United States	$381,870	$372,749	2.4%	—	2.4%
International	78,073	39,655	96.9%	$(592)	98.4%
Total sales	$459,943	$412,404	11.5%	$(592)	11.7%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com